UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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Sidus Space, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sidus Space, Inc.

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32953

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 17, 2025

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Sidus Space, Inc. (“Sidus” or the “Company”), which will be held on June 17, 2025 at 8:30 a.m. Eastern Daylight Time, at Homewood Suites, located at 9000 Astronaut Blvd., Cape Canaveral, FL 32920, for the following purposes:

1. To elect six (6) members to our Board of Directors;

2. To ratify the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and

3. To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Sidus’ Board of Directors has fixed the close of business on April 28, 2025 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 7:30 a.m. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 17, 2025 at 8:30 a.m. Eastern Daylight Time at Homewood Suites located at 9000 Astronaut Blvd., Cape Canaveral, FL 32920.

The proxy statement and annual report to stockholders are available at

www.annualgeneralmeetings.com/sidu2025

By the Order of the Board of Directors

/s/ Carol Craig
Carol Craig
President, Chief Executive Officer and Chairwoman of the Board of Directors

Dated: April 29, 2025

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save Sidus the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Sidus Space, Inc.

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32953

PROXY STATEMENT FOR THE

2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 17, 2025

The Board of Directors (the “Board”) of Sidus Space, Inc. (“Sidus” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Homewood Suites located at 9000 Astronaut Blvd., Cape Canaveral, FL 32920, on June 17, 2025, at 8:30 a.m. Eastern Daylight Time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 30, 2025 to our beneficial owners and stockholders of record who owned our common stock at the close of business on April 28 2025. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder changes the stockholder’s election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 17, 2025, at 8:30 a.m. Eastern Daylight Time at Homewood Suites located at 9000 Astronaut Blvd., Cape Canaveral, FL 32920. Directions to the Annual Meeting may be found at the back of this Proxy Statement. Information on how to vote in person at the Annual Meeting is discussed below.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

Who is Entitled to Vote?

The Board has fixed the close of business on April 28, 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 18,204,483 shares of Class A common stock and 100,000 shares of Class B common stock outstanding. Each share of Class A common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting and each share of Class B common stock represents 10 votes that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Pacific Stock Transfer Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What am I Voting on?

There are two (2) matters scheduled for a vote:

1. To elect six (6) members to our Board of Directors; and

2. To ratify the appointment of Fruci & Associates, PLLC, as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1. Vote by Internet. The website address for Internet voting is on your proxy card.

2. Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3. Vote in person. Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1. Vote by Internet. The website address for Internet voting is on your vote instruction form.

2. Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3. Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote as of the Record Date, are represented in person or by proxy. Thus, the equivalent of 9,602,242 shares must be represented in person or by proxy to have a quorum at the Annual Meeting (taking into account 10 votes per share of Class B common stock). Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1. “FOR” the election of each of the six (6) members to our Board of Directors; and

2. “FOR” the ratification of the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposals, votes “FOR” and “AGAINST,” abstentions and broker non-votes.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. However, our By-Laws provide that an action of our stockholders (other than the election of directors) is only approved if a majority of the number of shares of stock present and entitled to vote thereat vote in favor of such action.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the six (6) members to our Board of Directors	Plurality of the votes cast (the six directors receiving the most “FOR” votes)

Ratification of the Appointment of Fruci & Associates II, PLLC as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2025	A majority of the votes entitled to vote thereon and present at the Annual Meeting

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of Sidus, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, Attention: Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2025 Annual Meeting?

Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely advance notice of the proposal or nomination in writing to our Corporate Secretary.

To be timely for the 2026 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 17 and March 19, 2026. A stockholder’s notice to the Corporate Secretary must set forth the information required by our bylaws as to each matter the stockholder proposes to bring before the 2026 Annual Meeting of Stockholders.

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) must be submitted in writing to our Secretary at 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, and received no later than February 17, 2026, to be includable in our proxy statement and related proxy for the 2026 Annual Meeting. However, if the date of the 2026 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after June 17, 2026, to be considered for inclusion in proxy materials for our 2026 Annual Meeting, a stockholder proposal must be submitted in writing to our Secretary at 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 92953, a reasonable time before we begin to print and send our proxy materials for the 2026 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

If you wish to submit a proposal that is not to be included in the proxy materials for the 2026 Annual Meeting, your proposal must be submitted in writing to our Secretary at 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 92953 by February 17, 2026. However, if the date of the 2026 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, a stockholder proposal must be submitted in writing to the Company’s Secretary 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, a reasonable time before we begin to print and send our proxy materials for the 2026 Annual Meeting.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board have an interest in Proposal 1, the election to the Board of the six (6) director nominees set forth herein. Members of our Board and our executive officers do not have any interest in Proposal 2, the ratification of the appointment of our independent registered public accounting firm.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that is applicable to our directors, officers and employees and is designed to deter wrongdoing and to promote:

●	honest and ethical conduct;

●	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications;

●	compliance with applicable laws, rules and regulations, including insider trading compliance; and

●	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Business Conduct and Ethics on our website at https://investors.sidusspace.com/corporate-governance/governance-documents under Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics may also be obtained without charge upon written request to Secretary, Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953. The Board of Directors has designated the Audit Committee to be responsible for reviewing the Code of Business Conduct and Ethics and making any appropriate updates or amendments. We intend to disclose any changes in this code or waivers from this code that apply to our principal executive officer, principal financial officer, or principal accounting officer by posting such information to our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or Nasdaq rules.

Board Composition and Leadership Structure

Our Chairwoman of the Board of Directors, Carol Craig, also serves as our Chief Executive Officer and President. Jeffrey Shuman has served as our Lead Independent Director since February 2025. Our Board of Directors has determined that our current Board leadership structure provides effective oversight of management and strong leadership of the independent directors. The defined role of Lead Independent Director at the Company is closely aligned with the role of an independent chairperson.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance and cybersecurity and data privacy. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on the Nasdaq Capital Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees must be an “independent director.” Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Mr. Riera, Ms. Kilborne, Mr. Oliver, Mr. Shuman, and Mr. Coffey, representing five of our six incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committee of our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on our website at https://investors.sidusspace.com/corporate-governance/governance-documents.

Audit Committee

The Audit Committee’s responsibilities include, among other things: (i) selecting and retaining an independent registered public accounting firm to act as our independent auditors, setting the compensation for our independent auditors, overseeing the work done by our independent auditors and terminating our independent auditors, if necessary, (ii) periodically evaluating the qualifications, performance and independence of our independent auditors, (iii) pre-approving all auditing and permitted non-audit services to be provided by our independent auditors, (iv) reviewing with management and our independent auditors our annual audited financial statements and our quarterly reports prior to filing such reports with the SEC, including the results of our independent auditors’ review of our quarterly financial statements, and (v) reviewing with management and our independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements. The Audit Committee also prepares the Audit Committee report that is required to be included in our annual proxy statement pursuant to the rules of the SEC.

As of December 31, 2024, the Audit Committee consisted of Dana Kilborne, Cole Oliver, Leonardo Riera and Jeffrey Shuman, with Ms. Kilborne serving as chair. Under the applicable rules and regulations of Nasdaq, each member of a company’s audit committee must be considered independent in accordance with Nasdaq Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of Ms. Kilborne, Mr. Oliver, Mr. Riera and Mr. Shuman is “independent” as that term is defined under applicable Nasdaq and SEC rules. Ms. Kilborne is our audit committee financial expert.

Compensation Committee

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our directors and executive officers. The Compensation Committee has responsibility for, among other things, (i) recommending to the Board for approval the overall compensation philosophy for our company and periodically reviewing the overall compensation philosophy for all employees to ensure it is appropriate and does not incentivize unnecessary and excessive risk taking, (ii) reviewing annually and making recommendations to the Board for approval, as necessary or appropriate, with respect to our compensation plans, (iii) based on an annual review, determining and approving, or at the discretion of the Compensation Committee, recommending to the Board for determination and approval, the compensation and other terms of employment of each of our officers, (iv) reviewing and making recommendations to the Board with respect to the compensation of directors, (v) overseeing our regulatory compliance with respect to compensation matters, (vi) reviewing and discussing with management, prior to the filing of our annual proxy statement or annual report on Form 10-K, our disclosure relating to executive compensation, including our Compensation Discussion and Analysis and executive and director compensation tables as required by SEC rules, and (vii) preparing an annual report regarding executive compensation for inclusion in our annual proxy statement or our annual report on Form 10-K. The Compensation Committee has the power to form one or more subcommittees, each of which may take such actions as may be delegated by the Compensation Committee.

The charter of the Compensation Committee grants the Compensation Committee authority to select, retain, compensate, oversee and terminate any compensation consultant to be used to assist in the evaluation of director, chief executive officer, officer and our other compensation and benefit plans and to approve the compensation consultant’s fees and other retention terms. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any internal or external legal, accounting or other advisors and consultants retained by the Compensation Committee. The Compensation Committee may also select or retain advice and assistance from an internal or external legal, accounting or other advisor as the Compensation Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities and will have the direct responsibility to appoint, compensate and oversee any such advisor.

As of December 31, 2024, the Compensation Committee consisted of Jeffrey Shuman, Cole Oliver, Leonardo Riera and Lavanson Coffey, with Mr. Shuman serving as chair. The Board has determined that all of the members are “independent” under Nasdaq Listing Rule 5605(a)(2).

Nominating and Governance Committee

The Nominating and Governance Committee has responsibility for assisting the Board in, among other things, (i) effecting Board organization, membership and function, including identifying qualified board nominees, (ii) effecting the organization, membership and function of the committees of the Board, including the composition of the committees of the Board and recommending qualified candidates for the committees of the Board, (iii) evaluating and providing successor planning for the chief executive officer and our other executive officers, (iv) identifying and evaluating candidates for director in accordance with certain general and specific criteria, (v) developing and recommending to the Board corporate governance guidelines and any changes thereto, setting forth the corporate governance principles applicable to us, and overseeing compliance with the corporate governance guidelines, and (vi) reviewing potential conflicts of interest involving directors and determining whether such directors may vote on issues as to which there may be a conflict.

As of December 31, 2024, the Nominating and Governance Committee consisted of Dana Kilborne, Cole Oliver, Leonardo Riera and Lavanson Coffey, with Mr. Coffey serving as chair. The Board has determined that all of the members are “independent” under Nasdaq Listing Rule 5605(a)(2).

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Board and Committee Meetings and Attendance

During the fiscal year ended December 31, 2024, our Board of Directors held 6 meetings. All of the directors attended every meeting of our Board. In addition, our audit committee met 7 times, our compensation committee met 0 times, and our nominating and corporate governance committee met 2 times during the fiscal year ended December 31, 2024.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors. As the Company recently became a reporting company, no annual meeting of the stockholders was held last year.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Sidus Space, Inc.

c/o Secretary

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32953

All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as breadth of experience, knowledge about our business and industry, diversity of viewpoint (including diversity of race, ethnicity, gender, age, education, cultural background and professional experience), career specialization, relevant technical, leadership or governance skills, or financial acumen, willingness and ability to devote adequate time and effort to the Board of Directors, ability to contribute to the Board of Directors’ overall effectiveness, and the needs of the Board of Directors and its committees. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our corporate governance guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our corporate governance guidelines, there are no limits term that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

The Nominating and Governance Committee considers stockholder nominees made in accordance with our bylaws, and evaluates candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Nominating and Governance Committee. Stockholder recommendations may be submitted to the Nominating and Governance Committee in care of the Corporate Secretary at the address set forth under “Communication with Directors.”

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect six (6) directors to hold office until the 2026 Annual Meeting. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the six (6) nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of April 28, 2025.

Name	Age
Carol Craig	58

Dana Kilborne	62

Cole Oliver	46

Leonardo Riera	64

Jeffrey Shuman	70

Lavanson Coffey	60

Carol Craig –President, Chief Executive Officer and Chairwoman

Ms. Craig is the founder of our company and has served as our Chief Executive Officer and Chairwoman since 2014. Ms. Craig is also the founder and Chief Executive Officer of Craig Technical Consulting, Inc., an engineering and technology company since 1999. Ms. Craig graduated from Knox College with a BA in Computer Science and a BS in Computer Science Engineering from University of Illinois. She also has a MS degree in Electrical and Computer Engineering from the University of Massachusetts at Amherst. She is currently pursuing a PhD in Systems Engineering at the Florida Institute of Technology. Carol is a former P-3 Orion Naval Flight Officer and one of the first women eligible to fly in combat. She has served on over 30 boards that include educational, aerospace and defense industry and non-profit organizations. Ms. Craig is currently a director of Vaya Space, a privately held space and defense company. Ms. Craig was selected to serve on our board of directors due to her extensive experience in the space industry and her relationships with key players in commercial space along with her position as CEO.

Leonardo Riera –Independent Director

Mr. Riera was appointed to our board of directors in April 2023. Mr. Riera has over 35 years of experience in investment banking and fund management, including serving as Executive Director, Country Head for Bankers Trust in Caracas, Venezuela for over 10 years and Head of Mergers and Acquisitions for Citicorp Investment Bank in Caracas, Venezuela. Mr. Riera has served as President of LiNiCo Corporation, a subsidiary of Comstock Mining Inc. (NYSE: LODE), a renewable energy and products company, since April 2022. Mr. Riera has served as a member of the board of directors and as Chief Strategy Officer of Vaya Space, a privately held space and defense company based in Florida since March 2023. He has also served as a member of the board of directors and chair of the audit committee of FenixOro Gold Corp. (FENX.CN), a Canadian company focused on acquiring and exploring gold projects, since January 2021. Mr. Riera served as a member of the board of directors and as a member of the audit committee, nominating and corporate governance committee and compensation committee of Medicine Man Technolgies, Inc. (OTCQX: SHWZ), a vertically integrated regional cannabis company based in Colorado, from June 2019 through January 2021. He also was Co-founder, Chief Executive Officer and Chairman of the Board of Directors of EnviroPower Renewable, Inc. a renewable energy company from 2012 through 2018. Mr. Riera is the owner of and has served as CEO of Latin American Advisors Inc. since 1988 through which he provides mergers and acquisitions, investment advisory, private equity and strategic planning services. He was a consultant with McKinsey & Co. from 1984 through 1986. Mr. Riera served as President of the International Banking Association of Venezuela for three terms. He was also Head of Asset Structuring and Credit for a $2 Billion emerging market debt fund based in Florida, where he was responsible for investments in Russia, Ukraine, Kazakhstan, Mexico, China, Nigeria, Singapore, Angola, and Brazil. Mr. Riera holds a degree in Economics from Universidad Católica Andrés Bello and an MBA from the University of Pennsylvania’s distinguished Wharton School of Business. Mr. Riera’s financial and executive experience qualifies him to serve on our Board of Directors.

Dana Kilborne – Independent Director

Ms. Kilborne was appointed to our board of directors in December 2021. Ms. Kilborne has been the President and CEO of Cypress Bank & Trust since April 2018 and CEO of Cypress Capital Group since October 2019. She is also a director of both companies. In 2004, she founded another Florida based community bank as President and CEO and sold the company in January 2018. Ms. Kilborne has over thirty years of experience in the financial services industry in Florida. She served as a Director of the Federal Reserve Board of Atlanta Bank, Jacksonville Branch and currently serves on the corporate boards of HealthFirst, Inc., Florida Tech, and NCMIC. She is past Chair of the Economic Development Commission of the Space Coast, and of Holy Trinity Episcopal Academy, where she was also a volunteer teacher. She has served on the board of several community organizations including the East Coast Zoological Society, the Advisory Board of the Bisk College of Business at Florida Tech and many other local not for profit institutions. While in South Florida, she served on the Downtown Development Authority of West Palm Beach and Rosarian Academy and was awarded the Orchid Award by the mayor of West Palm Beach for her leadership in the community. Ms. Kilborne was selected to be a director based on her broad background in finance, accounting, entrepreneurship and governance.

Cole Oliver – Independent Director

Mr. Oliver was appointed to our board of directors in December 2021. Mr. Oliver has been an equity partner in the law firm of Rossway Swan Tierney Barry & Oliver since 2010. Prior to beginning in private practice, Mr. Oliver served as a federal law clerk to The Honorable John Antoon, II, United States District Court Middle District of Florida. Currently, Mr. Oliver sits on the Board of Directors for Cypress Capital Group and Cypress Bank & Trust. Additionally, Mr. Oliver remains an active member of the community, currently serving as a Governing Board Member of the St. Johns River Water Management District, a member of the Brevard County Charter Review Commission, and as the Treasurer of the Board of Directors for the Holy Trinity Episcopal Academy. Previously, Mr. Oliver has served as the President of the East Coast Zoological Society and as a Member of the Brevard County Economic Development Commission. He received his B.A. degree from Washington & Lee University as a history major and an MBA with a concentration in finance from Louisiana State University. Additionally, Mr. Oliver earned his J.D. degree from the University of Florida, graduating magna cum laude and serving as the Editor in Chief of the Florida Law review. Mr. Oliver was selected to serve on our board of directors due to his extensive legal experience and his involvement and understanding of the impact of the space industry on local, federal and global economies.

Jeffrey Shuman - Director

Mr. Shuman was appointed to our board of directors in July 2025. He brings over 40 years of experience across global diversified companies and the military, spanning the US Army, Avon Products, Honeywell International, Northrop Grumman, L3Harris and Quest Diagnostics. Mr. Shuman was the Chief Human Resources Officer at Harris Corporation (now L3Harris) and at Quest Diagnostics during periods of profound cultural and operational progress. Earlier in his career, he held senior executive positions in Operations, General Management and Human Resources. He currently serves on the advisory board of Garner Health, The Citadel School of Business, The Citadel Psychology Department and is Advisory Board emeritus at CIELO Talent. Mr. Shuman earned a bachelor’s degree from The Citadel, and following graduation, served as a Medical Services Corp officer in the US Army. He completed executive development programs in Business and Human Resources at the University of Michigan, Harvard Business School, University of Virginia’s Darden School of Business, University of Pennsylvania’s Wharton Business School and Cornell University. He also participated in a US business exchange program with the People’s Republic of China, supported the Private Sector Council in key initiatives with the Department of Education and the Department of Homeland Security, and was a regular contributor and guest on “Your Career Partners”, a Washington DC-based radio talk show. Mr. Shuman received the “Stevie Award” during the American Business Awards for “Best Human Resources Executive” and was the 2011 recipient for the “HR Executive of the Year” by HR Executive Magazine. Mr. Shulman was appointed to our board of directors due to his extensive experience across global diversified companies and the military.

Lavanson Coffey III – Director

Mr. Coffey was appointed to our board of directors in August 2025. He brings nearly four decades of aerospace experience and leadership to Sidus Space. After retiring from the U.S. Air Force, he joined Ball Aerospace, where he led the launch mission for the Intelligence Community’s first commercially procured launch vehicle. This achievement paved the way for commercial launch providers across the nation and helped the U.S. government begin realizing affordable space lift. Following his time at Ball Aerospace, Mr. Coffey joined Airbus U.S. Space & Defense as Vice President & Business Enabler and later served as Executive Director for their Space line of business. Mr. Coffey developed his leadership skills in the U.S. Air Force, where his assignments ranged from Rocket Propulsion Engineering and Project Management to serving as an Assistant Professor of Astronautical Engineering and Aide-de-Camp for the U.S. Air Force Academy Superintendent. As Program Manager and Division Deputy Director, he played a key role in building the nation’s Atlas 5 launch capability and rehabilitating the Delta 4-heavy launch pad at Vandenberg AFB. He later served as the Secretary of the Air Force’s Legislative Liaison in the U.S. Senate and concluded his Air Force career by commanding the First Space Launch Squadron at Cape Canaveral, the 2nd Cadet Group at the U.S. Air Force Academy, and the 30th Launch Group at Vandenberg, CA. Mr. Coffey holds a BS in Engineering from the U.S. Air Force Academy, an MS in Engineering Management from California State University, and two additional MA degrees from Air University. Mr. Coffey was appointed to our board of directors due to his extensive aerospace and leadership experience.

The following matrix highlights the mix of key skills, qualities, attributes, and experiences of the nominees that, among other factors, led the Board and the Nominating Committee to recommend these nominees for election to the Board. The matrix is intended to depict notable areas of focus for each director. This matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to the Board. Not having a mark does not mean that a particular director does not possess that qualification or skill.

Director Skills Matrix

	Carol Craig	Dana Kilborne	Cole Oliver	Leonardo Riera	Jeffrey Shulman	Lavanson Coffey
Corporate Governance	X	X	X	X	X	X
Financial	X	X	X	X	X
Business Operations	X	X	X	X	X	X
Industry Knowledge	X			X	X	X
Risk Management	X	X	X	X	X	X

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of April 28, 2025, and their positions are shown below.

Name of Executive Officer	Age	Position	Executive Officer Since
Carol Craig	58	President, Chief Executive Officer and Chairwoman of the Board	2014
Adarsh Parekh	45	Chief Financial Officer	2025

Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Adarsh Parekh. Mr. Parekh joined Sidus Space in January 2025, bringing over 20 years of experience in financial services and financial operations. He has been directly involved in over $3 billion of M&A, capital markets, and investing transactions. Before joining Sidus Space, Mr. Parekh served as CFO of Terran Orbital Corporation, playing a key role in its sale to Lockheed Martin. He has also held CFO positions at multiple entities and was a Principal at Renewable Resources Group, a private equity firm managing over $2 billion in assets. Mr. Parekh began his career in the Investment Banking Division of Lehman Brothers, Inc., in New York, where he worked with Fortune 500 management teams on transformational transactions. Mr. Parekh focuses on cultivating sustainable relationships to drive business scaling and positive, win-win transactions. He holds a Bachelor of Science in Economics degree with concentrations in Finance and Management from the Wharton School at the University of Pennsylvania.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Principal Executive Officer and our other highest paid executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the “named executive officers”) for fiscal years December 31, 2024 and 2023.

			All Other
		Salary	Compensation		Total
Name and Principal Position	Year	($)	($)		($)

Carol Craig	2024	325,000	234,000	(1)	559,000
President & Chief Executive Officer	2023	217,425			217,425

Bill White (2)	2024	226,875	54,667	(3)	281,542
Former Chief Financial Officer

(1)	Ms. Craig received a cash bonus for July 1 2023 to June 30 2024 and a 6-month bonus for July 1,2024 to Dec 31, 2024.
(2)	Mr. White became our Chief Financial Officer on February 6, 2024 and left his position as CFO in January 2025.
(3)	Mr. White was paid a % of his annual compensation in the form of restricted stock units. Mr. White earned a partial cash bonus for 2024.

Outstanding Equity Awards at December 31, 2024

There were no equity awards held by our named executive officer as of December 31, 2024. Mr. White held 25,000 options as per his employment agreement dated Feb 6, 2024, vesting over 3 years. These options became 100% vested upon Mr. Whites termination of employment.

Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our Board and received compensation for such service during the fiscal year ended December 31, 2024. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2023. Directors who are also employees do not receive cash or equity compensation for service on our Board of Directors in addition to compensation payable for their service as employees of the Company.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Dana Kilborne	50,000	20,000	70,000
Cole Oliver	50,000	20,000	70,000
Leonardo Riera (1)	79,167	39,167	118,334
Richard Berman (2)	120,000	-	120,000
Jeffrey Shuman (3)	23,889	10,000	33,889
Lavanson Coffey III (4)	17,222	-	17,222
	340,278	89,167	429,445

(1)	Mr. Riera served as chairman of the board from September 2023 through July 2024.
(2)	Mr. Berman joined the company as a non-independent director in January 2024 and left the company as of January 2025.
(3)	Mr. Shuman joined the company as a director in July 2024.
(4)	Mr. Coffey joined the company as a director in August 2024.

Employment Agreements

Carol Craig Employment Agreement

In December 2021, we entered into an employment agreement with Ms. Craig, pursuant to which Ms. Craig serves as our Founder and Chief Executive Officer. Ms. Craig’s employment agreement provided for an annual base salary of $125,000 and provides that Ms. Craig will be eligible for an annual discretionary bonus, with a target equal to 100% of her base salary, based on the achievement of certain performance objectives established by our Board of Directors. As of July 1, 2023, Ms. Craig’s base salary was increased to $325,000. Ms. Craig’s employment agreement contains standard non-competition and non-solicitation provisions. Ms. Craig is also eligible to receive additional equity-based compensation awards as the Company may grant from time to time. Ms. Craig’s employment agreement further provides for standard expense reimbursement, vacation time and other standard executive benefits.

Pursuant to Ms. Craig’s employment agreement, in the event her employment is terminated without cause, due to a non-renewal by the Company, or if she resigns for “good reason” (in each case, other than within twelve (12) months following a change in control), Ms. Craig is entitled to (i) a cash payment equal to five (5) times the sum of her (x) annual base salary and (y) target bonus in effect on her last day of employment; (ii) continuation of health benefits for a period of 24 months; (iii) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (iv) a lump sum payment equal to the amount of annual bonus that was accrued through the date of termination for the year in which employment ends; and (v) subject to Ms. Craig’s compliance with her restrictive covenants, the outstanding and unvested portion of any time-vesting equity award that would have vested during the one (1) year period following Ms. Craig’s termination had she remained an employee shall automatically vest upon his termination date.

In the event that Ms. Craig’s employment is terminated due to her death or disability, she will be entitled to receive (i) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (ii) a lump sum payment equal to the amount of annual bonus that was accrued for the year in which employment ends; and (iii) the acceleration and vesting in full of any then outstanding and unvested portion of any time-vesting equity award granted to her by the Company.

In the event that Ms. Craig’s employment is terminated due to her non-renewal or resignation without “good reason,” she will be entitled to receive a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination.

In the event that Ms. Craig’s employment is terminated by the Company without cause, due to non-renewal by the Company, or if she resigns for “good reason,” in each case within twelve (12) months following a change in control, Ms. Craig is entitled to (i) a cash payment equal to ten (10) times the sum of her (x) annual base salary and (y) target bonus in effect on her last day of employment; (ii) continuation of health benefits for a period of 24 months; (iii) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (iv) a lump sum payment equal to the amount of annual bonus that was accrued for the year in which employment ends prior to the date of termination; and (v) the acceleration and vesting in full of any then outstanding and unvested portion of any time-vesting equity award granted to her by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of the Record Date, pursuant to the exercise of options or warrants or conversion of preferred stock or convertible debt, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on [18,204,483] and 100,000 shares of Class A common stock and Class B common stock, issued and outstanding, respectively, as of the Record Date.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, Florida 32953.

Name of Beneficial Owner	Number of Shares of Class A Beneficially Owned	Number of Shares of Class B Beneficially Owned	Percentage of Common Stock Beneficially Owned

Directors and Executive Officers:
Carol Craig(1)	5,000	100,000	5.2
Adarsh Parekh (2)	-	-	-
Bill White (3)	19,342	-	*
Leonardo Riera	-	-	-
Dana Kilborne	-	-	-
Cole Oliver	-	-	-
Richard Berman (4)	14,862	-	*
Jeffrey Shuman	-	-	-
Lavanson Coffey III	-	-	-
	-
Directors and Executive Officers as a group (8 persons)	39,204	100,000	5.4

5% or Greater Stockholders:
Craig Technical Consulting, Inc.	-	100,000	5.2

(1)	Carol Craig is the sole owner of Craig Technical Consulting, Inc. and has beneficial ownership of the Class B shares of common stock held by Craig Technical Consulting, Inc.
(2)	Mr. Parekh joined the Company as CFO in January 2025.
(3)	Mr. White stepped down from his position as CFO in January 2025.
(4)	Mr. Berman joined the Company as a director in January 2024 and left the Company January 2025.
(5)	Mr. Shuman joined the Company as a director in July 2024.
(6)	Mr. Coffey joined the Company as a director in August 2024.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information about our equity compensation plans as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holder	17,671	-	782,329
Equity compensation plans not approved by security holder	-	-	-
Total	17,671		782,329

Policies and Practices Regarding the Grant of Equity Awards

We do not schedule the grant of any equity awards in anticipation of the disclosure of material, non-public information and we do not schedule the disclosure of material, non-public information based on the timing of granting equity awards. We have not adopted a formal policy that dictates the timing of equity award grants. We may choose to grant equity awards outside of the annual broad-based awards (e.g., as part of a new hire package or as a retention or promotional incentive). Stock options may be granted only with an exercise price at or above the closing market price of our common stock on the date of grant. During 2024, no stock option grants were made to any of our NEOs during any period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report with the SEC. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NASDAQ listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING

DECEMBER 31, 2025

The Board has appointed Fruci & Associates, PLLC (“Fruci”) to serve as our independent registered public accounting firm for the year ending December 31, 2025. Fruci has acted as our auditor since 2024.

A representative of Fruci is expected to be present via telephone conference at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with Sidus. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is the responsibility of our management to determine that our financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of our independent registered public accounting firm to conduct the audit of our financial statements and disclosures. In giving its recommendation to the Board that our audited financial statements for the year ended December 31, 2024 be included in our Annual Report on Form 10-K for the year ended December 31, 2024, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States; and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed by Fruci:

	2024	2023

Audit fees (1)	$373,975	$93,000
Audit-related fees (2)	168,500	9,000
Tax fees (3)	-	-
All other fees (4)	-	-
Total	$542,475	$102,000

(1) Audit Fees: Fees for audit services were $373,975 and $93,000 for the years ended December 31, 2024 and 2023, respectively. These are fees for professional services performed by the principal auditor for the audit of our annual financial statements and services that are normally provided in connection with statutory and regulatory filing or engagement. The year ended December 31, 2024 includes a re-audit fee of $125,475 for years ended December 31, 2023 & 2022 due to dismissal of prior auditor by the Company as they were no longer permitted to appear or practice before the SEC for reasons described in the SEC’s Order Instituting Public Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933, Sections 4C and 21C of the Securities Exchange Act of 1934 and Rule 102(e) of the Commission’s Rules of Practice, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order, dated May 3, 2024, as noted in the Company’s May 3, 2024 Form 8K filed with the SEC.

(2) Audit-Related Fees: Fees for audit-related services were $168,500 and $9,000 for the years ended December 31, 2024 and 2023. These are fees for assurance and related services performed by the principal auditor that are reasonably related to the performance of the audit or review of our financial statements. These services include attestations by the principal auditor that are not required by statute or regulation and consulting on financial accounting/reporting standards.

(3) Tax Fees: No fees for tax services were paid for the years ended December 31, 2024 and 2023. These are fees for professional services performed by the principal auditor with respect to tax compliance, tax planning, tax consultation, returns preparation and review of returns. The review of tax returns includes the Company and its consolidated subsidiaries.

(4) All Other Fees: No all other fees were paid for the years ended December 31, 2024 and 2023. These are fees billed by the auditor for products and services not included in the foregoing categories.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended December 31, 2024 and 2023 all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.

Vote Required

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Board will reconsider whether or not to retain Fruci.

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of Fruci as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF FRUCI & ASSOCIATES PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of NASDAQ and the SEC. The Audit Committee operates pursuant to a charter that is available on our website at https://investors.sidusspace.com/corporate-governance/governance-documents under Investor Relations – Governance.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm, Fruci & Associates, PLLC (“Fruci”), is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and Fruci the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2024. The Audit Committee also discussed with Fruci matters required to be discussed by the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from Fruci required by applicable requirements of the Public Company Accounting Oversight Board regarding Fruci’s communications with the Audit Committee concerning independence, and has discussed with Fruci its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements discussed above be included in Sidus’ annual report on Form 10-K for the year ended December 31, 2024 for filing with the SEC. The Audit Committee has also reappointed Fruci to serve as independent auditors for the fiscal year ending December 31, 2025, and requested that this appointment be submitted to our stockholders for ratification at their Annual Meeting.

Submitted by the Audit Committee

Dana Kilborne, Chair
Cole Oliver
Leonardo Riera
Jeffrey Shuman

CERTAIN TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2024 and December 31, 2023 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this prospectus. We are not otherwise a party to a related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Our corporate headquarters is located at 150 N. Sykes Creek Parkway, Suite 200 Merritt Island, Florida 32953. We occupy facilities totaling approximately 3500 square feet under a sublease from Craig Technical Consulting, Inc., a principal stockholder and an entity owned and controlled by our Chief Executive Officer, Carol Craig (“CTC”), pursuant to a commercial sublease agreement (the “Lease Agreement”), dated August 1, 2021. The Lease Agreement is a month-to-month lease and may be terminated with 30 days’ notice. We currently pay $4,757 + CAM per month which includes applicable sales and use tax, which is currently 6.5% in Brevard County.

As of December 31, 2024 and 2023, we owed $527,476 to CTC for cash advances made to the Company. The advances are unsecured, due on demand and non-bearing-interest.

On May 1, 2021, we converted $4 million in intercompany accounts receivable owed to CTC into a related party note payable (the “Note”) which included $1.1 million in payments toward a loan (the “CTC-Decathlon Note) to CTC and us by Decathlon Alpha IV, L.P., or Decathlon. The principal balance of this Note outstanding (together with any accrued, but unpaid interest thereon) bears interest at a per annum interest rate equal to the long term Applicable Federal Rate (as such term is defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended), and matures on September 30, 2025, and is payable in the amount of $250,000 every quarter for four years beginning on Oct 1, 2021.

On December 3, 2021, we entered into a Loan Assignment and Assumption Agreement, or Loan Assignment, with Decathlon and CTC pursuant to which we assumed principal amount of $1 million (the “Decathlon Note”) which was part of the Note. In connection with our assumption of the Decathlon Note, CTC reduced the principal of the Note by $1.4 million for an aggregate principal balance of $2.6 million. Management believes that the assumption of the Decathlon Note from CTC was in our best interests because in connection therewith, Decathlon released us from a cross-collateralization agreement it was a party to with CTC for a loan of a greater amount. Also in connection with the Loan Assignment, on December 3, 2021, we entered into a Revenue Loan and Security Agreement, or RLSA, as amended, with Decathlon and our CEO, Carol Craig, pursuant to which we pay interest based on a minimum rate of 1 times the amount advanced and make monthly payments based on a percentage of our revenue calculated as an amount equal to the product of (i) all revenue for the immediately preceding month multiplied by (ii) the Applicable Revenue Percentage, defined as 4% of revenue for payments due during any month. The Decathlon Note is secured by our assets and was guaranteed by CTC and matured the earliest of: (i) December 9, 2024, (ii) immediately prior to a change of control, or (iii) upon an acceleration of the obligations due to a default under the RLSA.

During the year ended December 31, 2022, we repaid $797,505 and the Note and accrued interest was forgiven by CTC. We recorded debt forgiveness of the Note and accrued interest of $1,624,755 to additional paid in capital.

We recognized revenue of $798,942 and $952,220 for the years ended December 31, 2024 and December 31, 2023 from contracts entered into by CTC and subcontracted to us for four customers of CTC pursuant to separate subcontracting agreements.

For the year ended December 31, 2024 and 2023, the Company recorded cost of revenue to Craig Technical Consulting, Inc. of $712,669 and $654,605, and general and administrative expense of $93,476 and $24,363, respectively.

A Professional Services Agreement, effective November 15, 2021, was made between us and CTC. The period of performance for this agreement was December 1, 2021, through November 30, 2022. The agreement was amended, and the term of the agreement was extended to November 30, 2024.

During the years ended December 31, 2024 and 2023, we recorded professional services of $163,546 and $106,057, respectively, under the Professional Services Agreement.

Related Person Transaction Policy

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of our total assets at year-end. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mailings, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Sidus will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (321) 613-5620, or submit a request in writing to our Secretary, c/o Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 92953. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 may be obtained without charge by writing to the Secretary, Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953.

By Order of the Board of Directors

/s/ Carol Craig
Carol Craig
President, Chief Executive Officer and Chairwoman of the Board of Directors

April 29, 2025

PROXY CARD

SIDUS SPACE, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 17, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Carol Craig and Adarsh Parekh, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of Class A and Class B common stock of Sidus Space, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on June 17, 2025 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

This proxy is governed by the laws of the State of Delaware.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 17, 2025 at 8:30 a.m. Eastern Daylight Time at Homewood Suites located at 9000 Astronaut Blvd., Cape Canaveral, FL 32920. The proxy statement and the 2024 Annual Report on Form 10-K are available at www.annualgeneralmeetings.com/sidu2025.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Sidus Space, Inc. to be held at Homewood Suites located at 9000 Astronaut Blvd., Cape Canaveral, FL 32920, on June 17, 2025, beginning at 8:30 a.m. Eastern Daylight Time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 & 2

1. Election of Directors Nominees	FOR	WITHHOLD

01- Carol Craig	☐	☐
02- Dana Kilborne	☐	☐
03- Cole Oliver	☐	☐
04- Leonardo Riera	☐	☐
05- Jeffrey Shuman	☐	☐
06- Lavanson Coffey III	☐	☐

2. Proposal to ratify the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2025	FOR ☐	AGAINST ☐	ABSTAIN ☐

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:	, 2025

Signature

Name (printed)

Title

VOTING INSTRUCTIONS

You may vote your proxy in the following ways:

1.	VIA INTERNET:

Login to www.annualgeneralmeetings.com/sidu2025

Enter your control number (12 digit number located below)

2.	VIA MAIL:

Pacific Stock Transfer Company

6725 Via Austi Pkwy, Suite 300

Las Vegas, NV 89119

CONTROL NUMBER:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on June 16, 2025.